Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of September 22, 2011, is entered into by and between Tunstall Healthcare Group Limited, a Private Company Limited by Shares incorporated in England and Wales (“Parent”), and the person or entity listed on the signature page hereof as a shareholder (the “Shareholder”).

RECITALS

WHEREAS, Parent, Monitor Acquisition Corp, a New York corporation (“Merger Sub”), and American Medical Alert Corp., a New York corporation (“Company”) have entered into an Agreement and Plan of Merger dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), pursuant to which the Merger Sub will be merged with and into Company, and Company will be the surviving entity (the “Merger”);

WHEREAS, as of the date hereof, the Shareholder: (a) “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) the number of Shares as set forth on Schedule A hereto (the “Committed Shares”); and (b) controls the number of other securities which may be exercised, exchanged or converted for Shares set forth on Schedule B hereto (the “Incentive Equity Securities”), which schedule indicates the number of Shares for which such Incentive Equity Securities may be exercised, exchanged or converted, (or the method of such calculation if the actual number of Shares cannot be definitively determined on the date hereof) and whether such Incentive Equity Securities are vested or unvested; and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to the matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.           Definitions.  Capitalized terms used but not otherwise defined herein, and the term “control,” shall have the meanings set forth in the Merger Agreement.

Section 2.           Voting Agreement, Grant of Irrevocable Proxy, No Disposition or Solicitation.

(a)           Voting Agreement.  Until the termination of this Agreement in accordance with Section 5, the Shareholder hereby agrees that at each annual, special or other meeting of the shareholders of Company, however called, or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all the shareholders of Company is sought, the Shareholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Committed Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote (or cause to be voted) the Committed Shares: (A) in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated by the Merger Agreement if a vote, consent or other approval with respect to any of the foregoing is sought and (B) except as otherwise agreed in writing in advance by Parent, against any (1) Alternative Acquisition Agreement or any other agreement relating to any Acquisition Proposal, or (2) amendment of the Company Charter or Company Bylaws or other proposal, agreement, action or transaction involving Company or any of its Subsidiaries that would, or would reasonably be expected to, (x) interfere with, delay in any material respect or prevent the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or (y) result in a breach in any material respect of any representation, warranty, covenant or agreement of Company under the Merger Agreement.

(b)           Grant of Irrevocable Proxy. In furtherance of the Shareholder’s agreement in Section 2(a) of this Agreement, contemporaneously with the execution of this Agreement (i) the Shareholder hereby irrevocably grants to, and appoints, Parent and any other individual designed in writing by Parent, and each of them individually, the Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Shareholder, to vote the Committed Shares or provide written consents as indicated in Section 2(a) of this Agreement, (ii) hereby affirms that the irrevocable proxy set forth in this Section 2(b), if it becomes effective pursuant to clause (i), is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement and (iii) hereby (a) affirms that the irrevocable proxy is coupled with an interest and (b) affirms that such irrevocable proxy, if it becomes effective pursuant to clause (i), is executed and intended to be irrevocable in accordance with the provisions of Section 6.09(f) of the New York Business Corporation Law.  This proxy shall only be effective if the Shareholder fails to appear, or otherwise fails to cause the Committed Shares to be counted as present for purposes of calculating a quorum, at each annual, special or other meeting of the shareholders of Company and to vote the Committed Shares in accordance with Section 2(a) above, and Parent hereby acknowledges that the proxy granted hereby shall not be effective for any other purposes. Parent also acknowledges that, except as provided for herein, Shareholder retains the rights to vote the Committed Shares in Shareholder's sole discretion with respect to any matter other than those set forth in Section 2(a) and Section 2(d).  The Shareholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Shareholder prior to the execution of this Agreement in respect of the voting of the Committed Shares, if any, are not irrevocable and the Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Committed Shares.  The vote, if any, of the proxy holder pursuant to the proxy set forth in this Section 2(b) shall control the outcome, and be determinative, of any conflict between the vote by the proxy holder of the Committed Shares and a vote by the Shareholder of the Committed Shares.  The Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and the proxy and power of attorney granted hereunder is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity or the Shareholder.  The proxy and power of attorney granted hereunder shall terminate only upon the termination of this Agreement in accordance with Section 5 hereof.

(c)           No Disposition.  After the execution of this Agreement and until its termination in accordance with Section 5, the Shareholder agrees not to, directly or indirectly, except to Parent, Merger Sub or Company (i) sell, transfer, exchange, offer, tender, pledge, encumber, assign, hypothecate or otherwise dispose of (collectively, a “Transfer”) or enter into any agreement, option or other arrangement with respect to, or consent to, a Transfer of, any or all of the Committed Shares, the Incentive Equity Securities or any interest therein, or (ii) grant any proxies or powers of attorney, deposit any Committed Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Committed Shares.  The Shareholder acknowledges and agrees that the intent of the foregoing sentence is to ensure that the Committed Shares are voted in accordance with Section 2(a). Notwithstanding the foregoing, the Shareholder may Transfer Committed Shares (i) to any member of Shareholder’s immediate family or to a trust established for the benefit of Shareholder and/or for the benefit of one or more members of Shareholder’s immediate family or upon the death of Shareholder, (ii) in connection with or for the purpose of personal tax-planning, or (iii) to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; so long as either the Shareholder retains control over the voting and disposition of such Committed Shares and agrees in writing prior to such Transfer to continue to vote such Committed Shares in accordance with this Agreement or the transferee shall have agreed to be bound by the terms of this Agreement.  The Shareholder shall not request that Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder’s Committed Shares and hereby consents to the entry of stop transfer instructions by Company of any transfer of the Shareholder’s Committed Shares, unless such transfer is made in compliance with this Agreement.

(d)           Additional Shares.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Company on, of or affecting any of the Shareholder’s Committed Shares or (ii) the Shareholder becomes the beneficial owner of any additional Shares (including by the issuance of Shares following the exercise, conversion or exchange of Incentive Equity Securities), then the terms of this Agreement shall apply to the Shares held by such Shareholder immediately following the effectiveness of the events described in clause (i) or the Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were included in the Shareholder’s Committed Shares hereunder.  The Shareholder hereby agrees to notify Parent of the number of any new Shares acquired by the Shareholder, if any, after the date hereof. If Shareholder beneficially owns additional Shares not included on Schedule A, those Shares shall also be deemed Committed Shares.

(e)           Non-Solicitation.  The Shareholder shall not directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person other than Parent, Merger Sub or any Representatives of the foregoing Persons any information or data with respect to or for the purpose of facilitating, any Acquisition Proposal, or (iii) enter into any letter of intent, definitive acquisition agreement, agreement in principle, merger agreement, option agreement, joint venture agreement or partnership agreement requiring it to abandon, terminate or materially breach its obligations hereunder or fail to consummate the Merger.  Shareholder shall immediately cease any and all activities, solicitations, encouragement, discussions or negotiations with any Person other than Parent, Merger Sub or any Representatives of the foregoing Persons conducted heretofore with respect to any Acquisition Proposal.  Notwithstanding anything to the contrary in this Section 2(e), the Shareholder shall be permitted to take any or all of the actions referenced in clause (i), (ii) or (iii) to the extent Company would be permitted under Section 5.2 of the Merger Agreement to take such action(s) at the applicable time.

Section 3.           Representations and Warranties of Shareholder.  The Shareholder hereby represents and warrants to Parent as follows:

(a)           Authorization; Validity of Agreement; Necessary Action.  The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           The Committed Shares.  Schedule A sets forth the number of Committed Shares over which the Shareholder has beneficial ownership as of the date hereof, and Schedule B sets forth the number of Incentive Equity Securities over which the Shareholder has control as of the date hereof.  As of the date of this Agreement, except as otherwise noted on Schedule A and Schedule B or as would not materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis, the Shareholder is the beneficial and sole record owner of the Committed Shares, has the power to direct the voting of the Committed Shares, controls the Incentive Equity Securities, and, except as may be limited by the agreements granting the Incentive Equity Securities or governing the plans pursuant to which they were issued, has the power to direct the conversion, exchange or exercise of the Incentive Equity Securities.  As of the date of this Agreement, except for the Incentive Equity Securities, the Committed Shares represent all of the Shares owned, beneficially or of record, by the Shareholder.  Except as set forth on Schedule B, the Shareholder does not own or hold any right to acquire any additional shares of any class of capital stock of Company or other securities of Company or any interest therein or any voting rights with respect thereto.  Except as otherwise noted on Schedule A and Schedule B, the Shareholder has good and valid title to the Committed Shares and the Incentive Equity Securities, free and clear of any and all Liens, adverse claims, options and demands of any nature or kind whatsoever, other than those created by this Agreement.

(c)           No Conflicts.  The execution and delivery of this Agreement by the Shareholder, and the consummation by the Shareholder of the transactions contemplated hereby, do not and will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Committed Shares are bound or affected or (ii) result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the properties or assets of the Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)          Consents and Approvals.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than filings under the Exchange Act, except as would not materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)           Absence of Litigation.  As of the date hereof, there is no Action pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of its Affiliates before or by an Governmental Entity that would reasonably be expected to materially impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)           Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitle to a fee or commission from Parent, Merger Sub or Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

(g)          Reliance by Parent and Merger Sub.  The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.  The Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 4.           Representations and Warranties of Parent.  Parent hereby represents and warrants to each Shareholder as follows:

(a)           Authorization; Validity of Agreement; Necessary Action.  Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflicts.  The execution and delivery of this Agreement by Parent, and the consummation by Parent of the transactions contemplated hereby, do not and will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent is bound or affected or (ii) result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the properties or assets of Parent pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent  to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c)           Consents and Approvals.  The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require Parent to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than filings under the Exchange Act, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Parent Acknowledgement.  Parent acknowledges that no Shareholder has made and no Shareholder is making any representation or warranty of any kind except as expressly set forth in this Agreement.

Section 5.           Termination.  This Agreement will terminate automatically, without any action on the part of any party hereto, on the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms, (iii) notice by Parent to the Shareholder or (iv) at the option of the Shareholder, upon notice by Shareholder to Parent, upon the making of any change or amendment to the Merger Agreement that reduces the amount or form of consideration payable pursuant to the Merger Agreement in any material respect, in each case in this clause (iv) without the prior written consent of the Shareholder; provided, however, that (a) Sections 7(a)-(o) shall survive any termination of this Agreement and (b) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement, together with any Schedules hereto, and the Merger Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b)           Assignment; Binding Effect; Third Party Beneficiaries.  Except as contemplated by Section 2(c), no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties, and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.  No third party beneficiaries have any rights under or with respect to this Agreement.

(c)           Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Parent:
Tunstall Healthcare Group Limited.
Whitley Lodge, Whitley Bridge
Yorkshire, DN14 OHR, UK
Attention:  Gil Talbot Baldwin
Email: gil.baldwin@tunstall.co.uk
Facsimile:  44-1977-661-234
with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: David S. Allinson
Email: david.allison@lw.com
Facsimile:  (212) 751-4864

If to the Shareholder, to the contact information for
the Shareholder set forth on Schedule A hereto

with a copy (which shall not constitute notice) to:

Moses & Singer LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention:  Allan Grauberd
Email: agrauberd@mosessinger.com
Facsimile:  (917) 206-4381

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (c) on the date delivered if sent by email, upon confirmation of receipt by email or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth above, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(d)           Specific Performance; Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.  Notwithstanding anything to the contrary in this Agreement, Parent shall only be entitled to non-monetary damages as a result of a breach of Section 2.2(e) by Shareholder.

(e)           Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  In the event of any litigation before a court of competent jurisdiction relating to a dispute with respect to this Agreement, the non-prevailing party in such litigation shall reimburse the prevailing party’s reasonable and documented costs and expenses (including reasonable and documented attorney’s fees and any costs of investigation or preparation) incurred in connection with such litigation, including any appeal therefrom.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f)           WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)           Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h)           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

(i)            Amendment.  This Agreement may not be amended or modified except by a writing signed by all of the parties.

(j)            Extensions; Waivers.  Any party may, for itself only, (i) extend the time for the performance of any of the obligations of any other party under this Agreement, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(k)           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(l)            Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(m)          Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(n)           Further Assurances.  If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as any other party reasonably may request.

(o)           Shareholder Capacity.  The parties acknowledge that this Agreement is entered into by the Shareholder solely in the Shareholder’s capacity as the beneficial owner of the Committed Shares and the Person controlling the Convertible Securities. Nothing in this Agreement restricts or limits any action taken by such Shareholder, his or her Affiliates, or their respective Representatives,  in their capacity as a director or officer of Company  and the taking of any actions (or failure to act) by any such Person in their capacity as an officer or director of Company will not be deemed to constitute a breach of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

TUNSTALL HEALTHCARE GROUP LIMITED

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE A
TO
VOTING AGREEMENT

Shareholder Name and
Address for Notices	Shares

[Shareholder]
[Address]
[Address]
Attention: [___________]
Facsimile: [___________]

with a copy (which shall not constitute notice) to:

A-1

SCHEDULE B
TO
VOTING AGREEMENT

B-1